Exhibit 23




The Board of Directors
PCA International, Inc.:


We consent to incorporation by reference in the registration statement on Form S-8 for the PCA International, Inc. 1990 Non-Qualified Stock Option Plan and registration statement on Form S-8 for the PCA International, Inc. 1992 Non-Qualified Stock Option Plan of our report dated March 17, 1995, relating to the consolidated balance sheets of PCA International, Inc. and subsidiaries as of January 29, 1995 and January 30, 1994, and the related consolidated statements of income, changes in shareholders' equity and cash flows and related schedules for each of the years in the three-year period ended January 29, 1995 which report appears in the January 29, 1995, annual report on Form 10-K of PCA International, Inc.

Our report refers to the adoption of the provisions of the Financial Accounting Standards Board's Statements of Financial Accounting
Standards No. 109, "Accounting for Income Taxes" and No. 106,
"Employers' Accounting for postretirement Benefits Other than Pensions", in the year ended January 31, 1993.



                            	/s/KPMG Peat Marwick LLP
	                        KPMG PEAT MARWICK LLP

Charlotte, North Carolina
April 25, 1995

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